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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
First National Corporation


         We consent to the incorporation by reference of our Report, dated February 2, 1998, included in First National Corporation's annual report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1997, into the Registration Statement on Form S-3 (File No. 333-45435) filed by First National Corporation with respect to 105,000 shares of Common Stock, the Registration Statement on Form S-8 (File No. 333-26029) filed by First National Corporation with respect to the First National Corporation Employee Savings Plan, the Registration Statement on Form S-8 (File No. 333-26031) filed by First National Corporation with respect to the First National Corporation Incentive Stock Option Plan of 1996, and the Registration Statement on Form S-8 (File No. 333-26033) filed by First National Corporation with respect to the First National Corporation Incentive Stock Option Plan of 1992.



                                              /s/ J. W. Hunt and Company, LLP
                                              ----------------------------------
                                              J. W. Hunt and Company, LLP

Columbia, South Carolina
April 24, 1998